UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The press release issued by GSI Group Inc. (the “Company”) on November 4, 2009, announcing, among other matters, select financial information with respect to the third fiscal quarter of fiscal year 2009, is filed herewith as Exhibit 99.1 and the information contained in the fifth and sixth paragraphs thereof shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2009, the Company received notification from the Nasdaq Hearings Panel (the “Panel”) that the Panel has determined to delist the Company’s shares from the Nasdaq Stock Market (“Nasdaq”) and will suspend trading in the Company’s shares effective at the open of business on November 5, 2009. The Panel’s determination was made in connection with the Company’s non-compliance with the filing requirements set forth in Listing Rule 5250(c)(1) due to the delayed filing of certain of its periodic reports.

As provided under applicable Nasdaq rules, the Company intends to request a review of the Panel’s determination by the Nasdaq Listing and Hearing Review Council (the “Listing Council”). The request for review will not operate as a stay of the Panel’s determination to delist the Company’s securities. In addition, in accordance with Nasdaq rules, both the Listing Council and the Board of Directors of The Nasdaq Stock Market LLC (the “Nasdaq Board”) may call the Panel’s decision for review. Under the applicable Nasdaq rules, the Listing Council cannot grant an exception to the Company beyond November 2, 2009 (which is 360 days from the due date of the first late periodic report). The Listing Council may, in its discretion, recommend that the Nasdaq Board consider the matter further. However, there can be no assurances that the Company’s request for review will be successful, that either the Listing Council or the Nasdaq Board will call the decision for review, or that the Company’s common stock will not be delisted.

The Company anticipates that its common stock will be quoted on the Pink OTC Markets Inc. automatically and immediately after Nasdaq suspends trading. The trading symbol of the Company’s common stock will continue to be “GSIG.”

As previously disclosed, the Company previously requested and was granted a hearing before the Panel. The Panel determined to grant the Company’s request for continued listing on Nasdaq conditioned on the Company (i) reporting to the Panel on or before August 31, 2009 the status of its public disclosure about the range of adjustments the Company expects to make to revenue transactions in its Precision Technology Segment for 2004 through 2008 and (ii) filing its delayed periodic reports and any required restatements on or before November 2, 2009. On August 31, 2009, the Company issued a press release announcing, among other matters, estimated upper bounds of the revenue adjustments in its Precision Technology Segment during fiscal years 2004 through 2008. While the Company continues to work diligently to complete the preparation and filing of its delayed periodic reports, in addition to its restated financial statements for fiscal years 2006, 2007 and 2008, the Company was not able to meet the November 2, 2009 deadline.

On November 4, 2009, the Company issued a press release announcing, among other matters, the receipt of the notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

The press release issued by the Company on November 4, 2009, announcing, among other matters, progress in its revenue recognition review, is filed herewith as Exhibit 99.1 and the information contained in the fifth paragraph thereof shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:  /s/  Sergio Edelstein

        Sergio Edelstein

        President and Chief Executive Officer

Date: November 4, 2009

EXHIBIT INDEX

99.1 Press Release dated November 4, 2009.